UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2020

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on October 1, 2020, AMAG Pharmaceuticals, Inc., a Delaware corporation (“AMAG”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Covis Group S.à r.l., a Luxembourg company (“Covis”), Covis Mergerco Inc., a Delaware corporation and an indirect wholly owned subsidiary of Covis (“Merger Sub”), and solely with respect to certain sections therein, Covis Finco S.à r.l., a Luxembourg company (“Covis Finco”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on October 13, 2020, Merger Sub commenced a tender offer (the “Offer”), to acquire all of the issued and outstanding shares of the common stock, par value $0.01 per share (the “Shares”), of AMAG, at a price per share of $13.75, net to the seller in cash, without interest (the “Offer Price”).

The Offer expired at midnight (New York City time), at the end of November 12, 2020. According to American Stock Transfer & Trust Company, the depositary for the Offer, 34,485,870 Shares were validly tendered and not withdrawn in the Offer, representing approximately 99.3% of the outstanding Shares (including 5,845,734 Shares delivered through notices of guaranteed delivery, representing approximately 16.8% of the Shares outstanding). The number of Shares tendered satisfied the condition to the Offer that there be validly tendered and not validly withdrawn prior to the expiration of the Offer a number of Shares that, considered together with all other Shares (if any) beneficially owned by Covis and its affiliates, represent one more Share than 50% of the total number of Shares outstanding at the expiration of the Offer (excluding Shares tendered by notice of guaranteed delivery that have not yet been “received” (as such term is defined in Section 251(h)(6)(f) of the General Corporation Law of the State of Delaware (the “DGCL”))). All conditions to the Offer having been satisfied or waived, Covis and Merger Sub accepted for payment all Shares validly tendered and not validly withdrawn.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied or waived, and on November 16, 2020 (the “Closing Date”), Merger Sub merged with and into AMAG pursuant to Section 251(h) of the DGCL, the separate existence of Merger Sub ceased, with AMAG continuing as the surviving corporation (the “Merger”). At the effective time of the Merger, each Share (other than (i) Shares held in the treasury of AMAG, (ii) Shares that at the commencement of the Offer were owned by Covis or Merger Sub or (iii) Shares irrevocably accepted for payment in the Offer) was automatically canceled and converted into the right to receive an amount in cash equal to the Offer Price, without interest.

The aggregate consideration paid by Purchaser to acquire the Shares in the Offer and Merger and cancel existing company compensatory awards in accordance with the Merger Agreement was approximately $499.8 million.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by AMAG with the Securities and Exchange Commission (the “SEC”) on October 1, 2020 and which is incorporated by reference herein.

Item 1.01.	Entry into a Material Definitive Agreement

In connection with the closing of the Merger, AMAG and Wilmington Trust, National Association, as trustee (the “Trustee”) entered into a Second Supplemental Indenture, dated as of November 16, 2020 (the “Share Exchange Event Supplemental Indenture”), to the indenture, dated as of May 10, 2017 (the “Base Indenture” and, as supplemented by the First Supplemental Indenture, dated as of May 10, 2017 (the “First Supplemental Indenture”), between the Company and the Trustee, the “Indenture”) relating to the Company’s outstanding 3.25% Convertible Senior Notes due 2022 (the “Convertible Notes”).

The Share Exchange Event Supplemental Indenture amends the Indenture to provide that, upon consummation of the Merger, the right to convert the Convertible Notes into Shares was changed to a right to convert the Convertible Notes (pursuant to, and subject to the conditions of, the Indenture) solely into the “Reference Property” equal to $502.513 (without interest) per $1,000 principal amount of Convertible Notes.

Following the consummation of the Merger, AMAG, Covis Finco and the Trustee entered into a Third Supplemental Indenture, dated as of November 16, 2020 (the “Assumption Supplemental Indenture”), to the Indenture relating to the assumption by Covis Finco of all of the obligations of AMAG under the Convertible Notes and the Indenture.

The foregoing descriptions of the Share Exchange Event Supplemental Indenture and the Assumption Supplemental Indenture do not purport to be complete and are qualified in its entirety by the full text of the Share Exchange Event Supplemental Indenture and the Assumption Supplemental Indenture, respectively, copies of which are included as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On the Closing Date, in connection with the Merger, AMAG and certain of its wholly owned subsidiaries entered into guarantees in respect of Covis Finco’s obligations under an Amended and Restated Credit Agreement, dated as of the Closing Date, by and among Covis Finco, Covis Midco 2 S.à r.l., a Luxembourg company (“Covis Midco”), the lenders party thereto, HPS Investment Partners, LLC, as last out representative, and Capital One, National Association, as administrative agent, which provides for senior secured first lien financing consisting of:

•	a first out term loan facility (the “Term Loan A Facility”), in an aggregate principal amount of approximately $52 million with a maturity of five years, of which approximately $8 million was funded on the Closing Date in the form of incremental term loans under the Amended and Restated Credit Agreement;
•	a last out term loan facility (the “Term Loan B Facility”), in an aggregate principal amount of approximately $527 million with a maturity of five years, of which approximately $132 million was funded on the Closing Date in the form of incremental term loans under the Amended and Restated Credit Agreement;
•	a delayed draw first out term loan facility (the “Delayed Draw Term Loan A Facility”), in an aggregate principal amount of approximately $18 million with a maturity of five years;
•	a delayed draw last out term loan facility (the “Delayed Draw Term Loan B Facility” and, together with the Delayed Draw Term Loan A Facility, the “Delayed Draw Term Loan Facility”, and, together with the Term Loan A Facility, the Term Loan B Facility and the Delayed Draw Term Loan A Facility, the “Term Loan Facility”) in an aggregate principal amount of approximately $302 million with a maturity of five years; and
•	a revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Facilities”), in an aggregate principal amount of $55 million with a maturity of five years.

In addition, Covis Finco may request one or more incremental term loan facilities so long as Covis Finco satisfies a certain net total leverage ratio, subject to certain conditions and receipt of commitments by existing or additional lenders.

All obligations under the Senior Facilities are unconditionally guaranteed by Covis Midco and each of Covis Finco’s existing and future direct and indirect, wholly owned material subsidiaries (including, from and after the Closing Date, AMAG and certain of its wholly owned material subsidiaries), subject to certain exceptions. The obligations are secured by a pledge of all of Covis Finco’s assets and those of each guarantor (including, from and after the Closing Date, AMAG and certain of its wholly owned material subsidiaries), including a pledge of the capital stock of all entities directly held by Covis Finco or the guarantors in each case subject to exceptions. Such security interests consist of a first- priority lien with respect to the collateral.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The consummation of the Merger constitutes a Share Exchange Event and the consummation of the Offer and the Merger each constitutes a Fundamental Change and a Make-Whole Fundamental Change (each as defined in the Indenture) under the Indenture. As a result of the Fundamental Change, each holder of the Convertible Notes shall have the right to require the Company to repurchase its Convertible Notes or alternatively, to surrender its Convertible Notes for conversion.

Pursuant to the Indenture, on a date to be specified by the Company in accordance with the terms of the Indenture (the “Fundamental Change Repurchase Date”), each holder of the Convertible Notes has the right, at the holder’s option, to require the Company to purchase for cash all of such holder’s Convertible Notes, or any portion thereof that is a multiple of $1,000 principal amount, on the Fundamental Change Repurchase Date, in accordance with and subject to the satisfaction by the holder of the requirements set forth in the Indenture, at a repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of such Convertible Notes, plus any accrued and unpaid interest thereon, to, but excluding, the Fundamental Change Repurchase Date. In order to exercise the right to require the Company to repurchase a holder’s Convertible Notes, the holder must surrender such Convertible Notes on or prior to 5:00 p.m., New York City time, on the business day immediately preceding the Fundamental Change Repurchase Date.

Holders who surrender their Convertible Notes for conversion from and after the effective time of the Merger at any time when the Convertible Notes are convertible will receive cash in an amount equal to $502.513 (without interest) per $1,000 principal amount of Convertible Notes, and will not receive any Shares. Pursuant to Section 14.03 of the First Supplemental Indenture, the Conversion Rate for the Convertible Notes has not been temporarily increased.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated by reference herein, AMAG notified The Nasdaq Global Select Market (“NASDAQ”) of the consummation of the Merger and requested that NASDAQ (i) halt trading in the Shares, (ii) suspend trading of and delist the Shares and (iii) file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all Shares from NASDAQ and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). NASDAQ filed the Form 25 with the SEC on November 16, 2020 and trading of the Shares is expected to be suspended effective as of prior to the open of business on November 16, 2020. In addition, AMAG intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As set forth under Item 2.01 of this Current Report on Form 8-K, at the effective time of the Merger, each Share (other than (i) Shares held in the treasury of AMAG, (ii) Shares that at the commencement of the Offer were owned by Covis or Merger Sub or (iii) Shares irrevocably accepted for payment in the Offer) was automatically canceled and converted into the right to receive an amount in cash equal to the Offer Price, without interest.

Item 5.01.	Changes in Control of Registrant

The information set forth under Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change in control of AMAG occurred, and AMAG became a wholly owned subsidiary of Covis.

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the Merger Agreement, at the effective time of the Merger, each of John A. Fallon M.D., Paul Fonteyne, David Johnson, Scott Myers, Katherine O’Brien, Anne M. Phillips, M.D., FRCPC, Gino Santini, Davey S. Scoon, CPA and James Sulat resigned from the board of directors of AMAG. These resignations were in connection with the Merger and not as a result of any disagreements between AMAG and the resigning individuals on any matters relating to AMAG’s operations, policies or practices.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, Michael Porter, as the director of Merger Sub as of immediately prior to the effective time of the Merger, became the director of AMAG. Immediately upon the Merger, Michael Porter assumed the roles of Chief Executive Officer and President of AMAG, Ozgur Kilic assumed the role of Chief Financial Officer of AMAG and Francesco Tallarico assumed the role of Corporate Secretary of AMAG, in each case, replacing the current holder of that office.

Information about Mr. Porter, Mr. Kilic and Mr. Tallarico is contained in the Offer to Purchase, dated October 13, 2020, filed by Covis and Merger Sub as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on October 13, 2020, which information is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, AMAG’s certificate of incorporation and bylaws were each amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit	Description
2.1*	Agreement and Plan of Merger, dated as of October 1, 2020, by and among AMAG Pharmaceuticals, Inc., Covis Group S.à r.l., and Covis Mergerco Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by AMAG on October 1, 2020)
3.1	Amended and Restated Certificate of Incorporation of AMAG Pharmaceuticals, Inc.
3.2	Amended and Restated Bylaws of AMAG Pharmaceuticals, Inc.
4.1	Supplemental Indenture, dated as of November 16, 2020, between AMAG Pharmaceuticals, Inc. and Wilmington Trust, National Association
4.2	Supplemental Indenture, dated as of November 16, 2020, among AMAG Pharmaceuticals, Inc., Covis Finco S.à r.l. and Wilmington Trust, National Association
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. AMAG Pharmaceuticals, Inc. agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Michael Porter
Michael Porter President

Dated:	November 16, 2020